                                                     Exhibit 99-1

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

                        TABLE OF CONTENTS



Independent Auditors' Report                   1

Statements of Net Assets Available for         2
Benefits

Statements of Changes in Net Assets Available 3 - 4 for Benefits with Fund Information

Notes to Financial Statements                  5 - 9

---------------------------------------------

Independent Auditors' Report on the            10
Supplementary Information

Schedule of Assets Held for Investment         11 - 12
Purposes

Schedule of Reportable 5% Transactions         13

                  INDEPENDENT AUDITORS' REPORT


To The Board of Trustees of
Home Properties of New York, L.P.
Retirement Savings Plan
Rochester, New York

We have audited the accompanying statements of net assets available for benefits of Home Properties of New York, L.P. Retirement Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits with fund information for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits with fund information for the years then ended, in conformity with generally accepted accounting principles.

                         Respectfully Submitted,

                         /s/ Cortland L. Brovitz & Co., P.C.

                         Cortland L. Brovitz & Co., P.C.
                         Certified Public Accountants
Rochester, New York
April 29, 1997

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK


         STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                   DECEMBER 31, 1996 AND 1995

             ASSETS                   1996             1995

Investments at Fair Value (Notes
2 and 3):
     Money Market Funds               $   21,337       $   21,634
     Collective Investment Trust               -          948,280
Guaranteed Investment Fund
     Common Trust Fund                   184,934                -
     U.S. Government and Agency          409,433                -
Obligations
     Common Stock                        268,667                -
     Participant Loans                    48,755           64,689
                                      ----------       ----------

Total Investments at Fair Value          933,126        1,034,603
                                      ----------       ----------

Receivables
     Employer Contributions              150,614           38,852
     Participant Contributions            23,954           39,734
     Participant Loans                     2,212            2,497
     Accrued Interest                      8,700               71
     Due From Custody First                  655                -
                                      ----------       ----------


                                         186,135           81,154
                                      ----------       ----------

Total Assets                           1,119,261        1,115,757


LIABILITIES                                    -                -
                                      ----------       ----------

Net Assets Available for              $1,119,261       $1,115,757
Benefits                              ==========       ==========

See Notes to Financial Statements.

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
                 BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1996 WITH COMPARATIVE TOTALS FOR
                              1995

                                      Participant Directed
                 ------------------------------------------------------------
                             Growth With                   Participant           Pre-1996       1996       1995
                   Long-Term     Reduced           Company       Notes  Other       Trust      Total      Total
                      Growth  Volatility   Stable    Stock
INCREASES IN NET
ASSETS

Investment Income:
Interest and        $ 16,961    $  8,325 $  9,330  $   670     $ 3,945   $  -  $    1,844 $   41,075 $    7,093
Dividends
Net Appreciation
in Fair Value of
Investments (Note     36,488       2,346        -    3,838           -      -           -     42,672     48,463
3)

Total Investment      53,449      10,671    9,330    4,508       3,945      -       1,844     83,747     55,556
Income

Employer              91,745      27,251   20,538   10,885           -      -           -    150,419     38,657
Contributions
Participant          202,054      64,200   47,419    3,753           -      -           -    317,426    258,299
Contributions
Rollover               4,672      20,077        -        -           -      -           -     24,749      4,529
Contributions

Total Increases      351,920     122,199   77,287   19,146       3,495      -       1,844    576,341    357,041

DECREASES IN NET
ASSETS

Distribution of            -           -        -        -           -      -     455,353    455,353          -
Assets Spin-off
Plan
Benefits Paid to      37,297      36,751   32,530        -         703      -           -    107,281    120,984
Participants
Administrative         5,765       2,659    1,779        -           -      -           -     10,203          -
Expenses

Total Decreases       43,062      39,410   34,309        -         703      -     455,353    572,837    120,984

Net Increase Prior   308,858      82,789   42,978   19,146       3,242      -   (453,509)      3,504    236,057
to Interfund
Transfers

Interfund            309,925     116,165  159,431   31,019      45,513    195   (662,248)          -          -
Transfers

Net Increase         618,783     198,954  202,409   50,165      48,755    195 (1,115,757)      3,504    236,057
(Decrease)

Net Assets                 -           -        -        -           -      -   1,115,757  1,115,757    879,700
Available for
Benefits -
Beginning

Net Assets          $618,783    $198,954 $202,409  $50,165     $48,755   $195          $- $1,119,261 $1,115,757
Available for
Benefits - Ending

See Notes to Financial Statements.

Pages 3 & 4

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

Note 1 Description of Plan
       The following description of the Home Properties of New York, L.P. Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       General
       The Plan is a defined contribution plan covering all employees who are 21 years of age and who have completed one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Prior to January 1, 1996, the plan covered the employees of Hauser Corporation and Fluoro Film, Inc. Effective January 1, 1996, the assets associated with participants employed by Hauser Corporation and Fluoro Film, Inc. were spun-off into their own plan.

       Trust
       State Street Bank and Trust Co. (Exeter Trust) serves as trustee of the Plan. Chase Manhattan Bank, N.A. served as Trustee of the Plan for 1995.

       Contributions
       Each year, the sponsor may contribute such amount as its Board of Directors shall, at its discretion, determine. Employees may contribute to the Plan a percentage of their compensation or a fixed dollar amount each pay period. In addition, the employer makes a matching contribution based on participants' tax deferred contributions.

       Participant Accounts
       Each participant's account is credited with an allocation of: (1) his or her tax deferred contribution, (2) the company's contributions, (3) Plan earnings, and (4) forfeitures of terminated participants' non-vested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

       Vesting
       Each participant's interest in his/her employee contribution account is fully vested at all times. The Plan provides for vesting in the employer contribution account of 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years of service.

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

Note 1 Description of Plan - Continued

Investment Options
       Effective January 1, 1996 and upon enrollment in the Plan, a participant may direct contributions to the Plan to any of four investment options.

       1) Long-Term Growth - This Portfolio consists of common stocks, bonds and cash equivalents in an effort to generate a significant rate of capital growth over time.

       2) Growth with Reduced Volatility - This Portfolio consists of common stocks, bonds and cash equivalents in an effort to generate a significant rate of capital growth over time.

       3) Stable Income - This Option invests in a pooled investment trust fund. The Fund is comprised of a diversified portfolio of GIC's and/or other stable value investments, such as certificates of deposits. The objective of this option is to generate a relatively high rate of interest while protecting against declines in market value.

       4) Company Stock - Effective October 1, 1996, participants may invest in common stock of Home
       Properties of New York.

       Participant Notes Receivable
       Participants may borrow from their accounts a minimum of $1,000 to a maximum equal to the lessor of $50,000 or 50% of their vested account balance. Loan transactions are treated as a transfer to (from) the investment fund from
       (to) the Participant Notes Fund. Loan terms range from one to five years or longer for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at the prime rate plus one percent (1%) in effect on the first day of the month in which the loan is made. Interest rates range from 7% to 10% for the current outstanding notes. Principal and interest are paid ratably through weekly or semi-monthly payroll deductions.

       Payment of Benefits
       The Plan provides for normal retirement benefits upon reaching age 65 and has provisions for early retirement, disability, death and termination benefits for those participants who are eligible to receive such benefits.

       On termination of service, a participant may elect to receive:

       (1) A lump sum amount equal to the value of his or her account, or

       (2) Annual installments over a period of time not to exceed 15 years.

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

Note 1 Description of Plan - Continued

       Plan Termination
       Although they have not expressed an intent to do so, the Companies have the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

       Tax Status
       In October, 1993, the Companies adopted a prototype plan which received a favorable determination letter from the Internal Revenue Service in April, 1993 stating that the Plan qualifies under the applicable provisions of the Internal Revenue Code, including Section 401(k).

Note 2 Significant Accounting Policies

       Method of Accounting
       The financial statements of the Plan are prepared under the accrual method of accounting.

       Investment Valuation and Income Recognition
       The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price. Participant notes receivable are valued at cost which approximates fair value.

       Purchases and sales of securities are recorded on a settlement-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

       Payment of Benefits
       Benefits are recorded when paid.

       Management Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Administration Expenses
       The Company absorbs significant administrative costs of the Plan.

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

Note 3 Investments
       The Plan's investments were held by State Street Bank and Trust Co. in 1996 and Chase Manhattan Bank, N.A. in 1995. The following table represents the fair market values of the investments. Investments representing 5% or more of the Plan's net assets are separately identified.

                                        1996                      1995
                                ----------------------    ----------------------

                                Number of                 Number of
Investments at Fair Value       Shares or                 Shares or
as Determined by Quoted         Principal         Fair    Principal         Fair
Market Price                       Amount        Value       Amount        Value
-------------------------       ---------      -------    ---------    ---------

Money Market Funds                      -     $ 21,337            -     $ 21,634
                                              --------                  --------

State St. Principal               184,934      184,934            -            -
Preservation Fund                             --------                  --------

U.S. Government Securities

     U.S. Treasury Note, 7.250%,
          due 8/15/22             170,000      179,828            -            -

     Other Treasury Notes               -      229,605            -            -
                                              --------                  --------

                                               409,433                         -
                                              --------                  --------

Collective Investment
     Trust Guaranteed
     Investment Fund                    -            -       58,141      948,280
                                              --------                  --------



Common Stocks                           -      268,667            -            -
                                              --------                  --------

Total Investments at Fair Value               $884,371                  $969,914
                                              ========                  ========

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

Note 3 Investments - Continued

       During 1996 and 1995, the Plan's investments (including investments bought, sold and held during the year) appreciated in value as follows:

                                         1996           1995
                                      -------        -------
Net Appreciation in Fair Value
------------------------------
Long-Term Gain Fund                   $36,488        $     -
Growth with Reduced Volatility          2,346              -
Stable Income Fund                          -              -
Company Stock                           3,838              -
Guaranteed Investment Fund                  -         48,463
                                      -------        -------
Net Appreciation                      $42,672        $48,463
                                      =======        =======

  INDEPENDENT AUDITORS' REPORT ON THE SUPPLEMENTARY INFORMATION


To the Board of Trustees of
Home Properties of New York, L.P.
Retirement Savings Plan
Rochester, New York

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets held for investment purposes and reportable 5% transactions as of or for the year ended December 31, 1996, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                         Respectfully Submitted,

                         /s/ Cortland L. Brovitz & Co., P.C.

                         Cortland L. Brovitz & Co., P.C.
                         Certified Public Accountants

Rochester, New York
April 29, 1997


                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

       SCHEDULE OF NET ASSETS HELD FOR INVESTMENT PURPOSES
                        DECEMBER 31, 1996

Shares or                                               Description of                               Current
Face Value                  Identity of Issue              Investment                   Cost           Value

Cash Management Funds
                 21,337.04  SSGA Funds - U.S. Treasury
                                 M.M.                   Interest-bearing cash       $ 21,337        $ 21,337
                184,933.87  State St Principal
                            Preservation Fund           Interest-bearing cash        184,934         184,934
U.S. Government Securities
                    40,000  U.S. Treasury Note          5.375%, Due 11/30/97          40,225          39,800
                    15,000  U.S. Treasury Note          5.875%, Due 10/31/98          15,048          14,981
                    55,000  U.S. Treasury Note          5.625%, Due 11/30/00          55,645          54,003
                     5,000  U.S. Treasury Note          6.250%, Due 04/30/01           4,927           5,010
                    20,000  U.S. Treasury Note          6.625%, Due 07/31/01          20,129          20,319
                    30,000  U.S. Treasury Note          6.375%, Due 09/30/01          30,094          30,169
                    20,000  U.S. Treasury Note          6.250%, Due 10/31/01          20,149          20,013
                    45,000  U.S. Treasury Note          6.500%, Due 08/15/05          47,770          45,310
                   170,000  U.S. Treasury Note          7.250%, Due 08/15/22         180,722         179,828

                                                                                     414,709         409,433

Corporate Stocks
                        50  Alliance Pharmaceutical     Common Equity                    669             681
                       275  Eastman Kodak               Common Equity                 19,861          22,069
                       350  Enersis SA Sponsored ADR    Common Equity                 10,449           9,713
                       175  Fabri Ctrs Amer Inc
                                 Cl A                   Common Equity                  2,494           2,822
                       250  Fabri Ctrs Amer Inc
                                 Cl B                   Common Equity                  3,233           3,844
                       375  Federal Express Corp        Common Equity                 15,223          16,687
                       800  Fingerhut Corp              Common Equity                 10,943           9,800
                       200  Fort Howard Corp            Common Equity                  5,396           5,538
                       375  Hancock Fabrics             Common Equity                  3,593           3,891
                       200  Home Depot                  Common Equity                  9,470          10,025
                     1,667  Home Properties             Common Equity                 33,669          37,507
                        50  Intel Corp                  Common Equity                  2,846           6,547
                       125  Jacobs Eng Group Inc        Common Equity                  3,055           3,544
                        50  Kimberly Clark              Common Equity                  3,629           4,762

                           (Continued)

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

 SCHEDULE OF NET ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED
                        DECEMBER 31, 1996

Shares or                                            Description of                                 Current
Face Value                    Identity of Issue      Investment                        Cost         Value
Corporate Stocks - Continued
                         425  McDonalds              Common Equity                       19,298       19,284
                         861  MedPartners            Common Equity                       16,462       17,866
                         175  Motorola               Common Equity                        9,485        10,719
                         625  Nellcor                Common Equity                       13,876       13,672
                         200  Office Depot           Common Equity                        2,760        3,575
                         325  Stet Soc Finanz Telef
                                   SP ADR            Common Equity                       11,123       14,422
                         350  Tandy Corp             Common Equity                       15,755       15,400
                         100  Telefonica De Espana
                                   SA ADR            Common Equity                        5,607        6,925
                         150  Texas Instruments Inc  Common Equity                        6,948        9,562
                         200  V F Corp               Common Equity                       10,020       13,500
                         250  YPF Sociedad Anonima
                                   Inc ADR           Common Equity                        5,310        6,312

                                                                                        241,174      268,667

Participant Loans
                  Participant Loans                  Interest ranging from
                                                     7.0% to 10.0%,
                                                     Due From February,
                                                     1997 Through October
                                                     2006.  Collateralized by
                                                     remaining balance of
                                                     participant's account.                   -       48,755

                  Total Assets Held for Investment Purposes                            $862,154     $933,126

                HOME PROPERTIES OF NEW YORK, L.P.
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK

             SCHEDULE OF REPORTABLE 5% TRANSACTIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996

         COMPUTED ON JANUARY 1, 1996 VALUE OF $1,115,757

                                                 Purchase      Selling                   Gain (Loss)
Description                       Units             Price        Price           Cost        on Sale
-----------                       -----          --------     --------       --------     ----------
Collective Investment Trust
     Guaranteed Investment
     Fund                        58,141           $     -     $948,280       $806,326       $141,954

Goldman Sachs Financial
     Square Prime Obligations
     Money Market               959,674           959,674            -              -              -

Goldman Sach Financial Square
     Prime Obligations Money
     Market                     977,318                 -      977,318        977,318              -

State Street Principal
     Preservation Fund          237,326           237,326            -              -              -

State Street Principal
     Preservation Fund           52,393                 -       52,393         52,393              -

U.S. Treasury Note, 5.375%,
     due 11/30/97               190,000           191,069            -              -              -

U.S. Treasury Note, 5.375%,
     due 11/30/97               150,000                 -      149,095        150,844        (1,749)

U.S. Treasury Note, 5.625%,
     due 11/30/00                90,000            91,055            -              -              -

U.S. Treasury Note, 5.625%,
     due 11/30/00                35,000                 -       33,978         35,410        (1,432)

U.S. Treasury Note, 7.25%,
     due 8/15/22                170,000           180,723            -              -              -

Page 13